Exhibit 10-2

THE NAVIGATORS GROUP, INC.

2002 STOCK INCENTIVE PLAN

OPTION AWARD CERTIFICATE

This Certificate, when executed by a duly authorized officer of The Navigators Group, Inc. (the “Company”), evidences the grant to the Participant named herein of an Option to purchase shares of the Common Stock of the Company in accordance with the 2002 Stock Incentive Plan (the “Plan”).

1.             Participant:

2.             Number of shares of Common Stock subject to the Option:

3.             Option Price:  $       per share

4.             Effective date of the Option:

5.             Expiration Date of the Option:

6.             Type of  Option:

7.             Option Vesting Period (see Plan document for complete details):

With respect to the shares subject to the Option, a Participant may exercise 25% of such shares beginning one year after the effective date of the Option, 50% of such shares beginning two years after the effective date of the Option, 75% of such shares beginning three years after the effective date of the Option and 100% of such shares beginning four years after the effective date of the Option.

8.             Employee shall make such arrangements with the Company with respect to income tax withholding as the Company shall determine in its sole discretion is appropriate to ensure payment of federal, state or local income taxes.

9.             An Option may be exercised only by a written notice to the Company of intent to exercise such Option with respect to a specific number of shares of the Common Stock (minimum of 500 shares or the entire amount vested if less than 500 shares) and payment to the Company of the amount of the option price multiplied by the number of shares of the Common Stock so specified.

10.           The Option is subject to, and governed by, all of the terms of the Plan.  By acceptance of this Certificate, the Participant agrees to abide by all terms and  conditions of the Plan.  Terms defined in the Plan are used in this Certificate as so defined.

This Certificate is not a security and does not represent the Option described herein but, rather, describes the Option granted to the Participant as reflected on the books and records of the Company.  Neither this Certificate nor the Option represented hereby are assignable or transferable by the Participant except as otherwise permitted under the Plan.

The Navigators Group, Inc.

By:
Stanley A. Galanski
President & Chief Executive Officer